UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 26, 2013 (December 23, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2013, Sanchez Energy Corporation (the “Company”) announced that Joseph R. DeDominic has resigned as its Senior Vice President and Chief Operating Officer to pursue a new opportunity.  The Company also announced that Chris Heinson, age 31, Senior Manager of Reservoir Engineering for the Company, will assume Mr. DeDominic’s responsibilities on an interim basis starting at the beginning of January 2014 until the Company engages a new Chief Operating Officer. Mr. Heinson has been the Company’s Senior Manager of Reservoir Engineering since March 2013. Prior to joining the Company, Mr. Heinson had served as a Staff Reservoir Engineer for Occidental Petroleum Corporation’s (“Occidental”) Permian basin division from 2007 until 2010 and as a Senior Planning Engineer for Occidental’s Williston basin division from 2010 until he joined the Company.

The press release announcing Mr. DeDominic’s resignation and the appointment of Mr. Heinson as interim Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 9.01.                            Financial Statements and Exhibits.

(d)                             Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated December 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: December 26, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 26, 2013.